[EXHIBIT 1 TO FORM S-3]


                      COLONIAL GAS COMPANY

              Secured Medium Term Notes, Series A
         Due Not Less Than 9 Months from Date of Issue


                     DISTRIBUTION AGREEMENT



                                               ________ ___, 1995



SMITH BARNEY INC.
388 Greenwich Street
New York, New York  10013

A.G. EDWARDS & SONS, INC.
One North Jefferson Avenue
St. Louis, Missouri  63103

PAINEWEBBER INCORPORATED
1285 Avenue of the Americas
14th Floor
New York, New York  10019


Ladies and Gentlemen:

      Colonial Gas Company, a Massachusetts corporation (the "Company"), confirms its agreement with Smith Barney Inc., A.G. Edwards & Sons, Inc. and PaineWebber Incorporated (each referred to as an "Agent" and collectively referred to as the "Agents") with respect to the issue and sale by the Company of its Secured Medium Term Notes, Series A (the "Notes"). The Notes are to be issued as a new series of first mortgage bonds under the Company's Second Amended and Restated First Mortgage Indenture to The First National Bank of Boston (as successor to State Street Bank and Trust Company), as trustee (the "Trustee"), dated as of June 15, 1992, as heretofore supplemented and as it is to be further supplemented by a Second Supplemental Indenture, dated as of August 1, 1995 (the "Supplemental Indenture"), (said Indenture, as heretofore supplemented and as it is to be further supplemented, being hereinafter referred to as the "Mortgage"). As of the date hereof, the Company has authorized the issuance and sale of up to $75,000,000 aggregate principal amount of Notes through the Agents pursuant to the terms of this Agreement. It is understood, however, that the Company may from time to time authorize the issuance of additional Notes and that such additional Notes may be sold through or to the Agents pursuant to the terms of this Agreement, all as though the issuance of such Notes were authorized as of the date hereof.

      This Agreement provides both for the sale of Notes by the Company directly to purchasers, in which case the Agents will act as agents of the Company in soliciting Note purchases, and (as may from time to time be agreed to by the Company and the applicable Agent) to an Agent as principal for resale to purchasers.

      On August ___, 1995, the Company filed with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-3 (No. 33-_____) under the Securities Act of 1933, as amended (the "1933 Act"), relating to $75,000,000 aggregate principal amount of the Notes and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the SEC under the 1933 Act (the "1933 Act Regulations"). Such registration statement has been declared effective by the SEC and the Mortgage has been qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). Such registration statement (and any further registration statements which may be filed by the Company for the purpose of registering additional Notes and in connection with which this Agreement is included or incorporated by reference as an exhibit) and the prospectus constituting a part thereof, and any prospectus or pricing supplements relating to the Notes, including all documents incorporated therein by reference pursuant to Item 12 of Form S-3 under the 1933 Act, as from time to time amended or supplemented by the filing of documents pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), the 1933 Act or otherwise, are referred to herein as the "Registration Statement" and the "Prospectus", respectively, except that if any revised prospectus shall be provided to the Agents by the Company for use in connection with the offering of the Notes which is not required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations, the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to an Agent for such use.

Section 1.    Appointment as Agents.

     (a) Appointment of Agents. Subject to the terms and conditions stated herein and subject to the reservation by the Company of the right to sell Notes directly on its own behalf, the Company hereby appoints the Agents as its agents for the purpose of soliciting purchases of the Notes from the Company by others and agrees that, except as otherwise contemplated herein, whenever the Company determines to sell Notes directly to an Agent as principal for resale to others, it will enter into a Terms Agreement (as defined herein) relating to such sale in accordance with the provisions of Section 3(b) hereof. The Agents are authorized to appoint a sub-agent or to engage the services of any other broker or dealer in connection with the offer or sale of the Notes. The Company agrees that, during the period the Agents are acting as the Company's agents hereunder, the Company will not contact or solicit potential investors introduced to it by an Agent to purchase the Notes. The Company may appoint, upon 30 days'prior written notice to the Agents, additional persons to serve as Agents hereunder, but only if each such additional person agrees to be bound by all of the terms of this Agreement as an Agent.

     (b) Reasonable Efforts Solicitations; Right to Reject Offers. Upon receipt of instructions from the Company, each Agent will use its reasonable efforts to solicit purchases of such principal amount of the Notes as the Company and such Agent shall agree upon from time to time during the term of this Agreement, it being understood that the Company shall not approve the solicitation of purchases of Notes in excess of the amount which shall be authorized by the Company from time to time or in excess of the principal amount of Notes registered pursuant to the Registration Statement. The Agents will have no responsibility for maintaining records with respect to the aggregate principal amount of Notes sold, or of otherwise monitoring the availability of Notes for sale under the Registration Statement. Each Agent will communicate to the Company, orally or in writing, each offer to purchase Notes, other than those offers rejected by such Agent. Each Agent shall have the right, in its discretion reasonably exercised, to reject any proposed purchase of Notes, as a whole or in part, and any such rejection shall not be deemed a breach of such Agent's agreement contained herein. The Company may accept or reject any proposed purchase of the Notes, in whole or in part.

     (c) Solicitations as Agent; Purchases as Principal. In soliciting purchases of the Notes on behalf of the Company, the Agents shall act solely as agents for the Company and not as principal. An Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by such Agent and accepted by the Company. The Agents shall not have any liability to the Company in the event any such purchase is not consummated for any reason. An Agent shall not have any obligation to purchase Notes from the Company as principal, but each Agent may agree from time to time to purchase Notes as principal. Any such purchase of Notes by an Agent as principal shall be made pursuant to a Terms Agreement in accordance with Section 3(b) hereof.

     (d) Reliance. The Company and each Agent agree that any Notes the placement of which such Agent arranges shall be placed by such Agent, and any Notes purchased by such Agent shall be purchased, in reliance on the representations, warranties, covenants and agreements of the Company contained herein and on the terms and conditions and in the manner provided herein.

Section 2.   Representations and Warranties.

     (a) The Company represents and warrants to each Agent as of the date hereof, as of the date of each acceptance by the Company of an offer for the purchase of Notes (whether through an Agent as agent or to an Agent as principal), as of the date of each delivery of Notes (whether through such Agent as agent or to the Agent as principal) (the date of each such delivery to an Agent as principal being hereafter referred to as a "Settlement Date"), and as of any time that the Registration Statement or the Prospectus shall be amended or supplemented or there is filed with the SEC any document incorporated by reference into the Prospectus (other than any Current Report on Form 8-K relating exclusively to the issuance of Notes under the Registration Statement, unless the Agents shall otherwise specify) (each of the times referenced above being referred to herein as a "Representation Date") as follows:

          (i) Due Incorporation and Qualification. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Massachusetts with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify and be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

          (ii) Subsidiaries. Each subsidiary of the Company which is a significant subsidiary (each, a "Significant Subsidiary") as defined in Rule 405 of Regulation C of the 1933 Act Regulations has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify and be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; and all of the issued and outstanding capital stock of each Significant Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, except for directors' qualifying shares, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

          (iii) Registration Statement and Prospectus. At the time the Registration Statement became effective, the Registration Statement complied, and as of the applicable Representation Date will comply, in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations, the 1939 Act and the rules and regulations of the SEC promulgated thereunder (the
     "1939 Act Regulations"). The Registration Statement, at the time it became effective, did not, and at each time thereafter at which any amendment to the Registration Statement becomes effective, any Annual Report on Form 10-K is filed by the Company with the SEC and as of each Representation Date, will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as of the date hereof, does not, and as of each Representation Date, will not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by the Agents expressly for use in the Registration Statement or Prospectus or to any statements in or omissions from the Statement of Eligibility of the Trustee under the Mortgage on Form T-1 (the "Form T-1")

          (iv) Incorporated Documents. The documents incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the SEC, complied or when so filed will comply, as the case may be, in all material respects with the requirements of the 1934 Act and the rules and regulations promulgated thereunder (the "1934 Act Regulations"), and, when read together and with the other information in the Prospectus, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were or are made, not misleading.

          (v) Accountants. Grant Thornton LLP, the accountants who certified the financial statements included or incorporated by reference in the Prospectus, are independent public accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the 1933 Act Regulations (hereinafter, the "Accountants").

          (vi) Financial Statements. The financial statements and any supporting schedules of the Company and its consolidated subsidiaries incorporated by reference in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the consolidated results of their operations for the periods specified; and, except as stated therein, said financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis;
     and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein.

          (vii) Authorization and Validity of this Agreement, the Mortgage and the Notes. This Agreement has been duly authorized and, upon execution and delivery by the Agents, will be a valid and binding agreement of the Company; the Mortgage has been duly authorized and qualified under the 1939 Act and constitutes a valid and binding obligation of the Company enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting enforcement of mortgagees' and other creditors' rights and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law); the Notes have been duly and validly authorized for issuance, offer and sale pursuant to this Agreement and, when issued, authenticated and delivered pursuant to the provisions of this Agreement and the Mortgage against payment of the consideration therefor specified in the Prospectus or pursuant to any Terms Agreement in accordance with Section 3(b) hereof, the Notes will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting enforcement of mortgagees' and other creditors' rights and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law); the Notes and the Mortgage will be substantially in the form heretofore delivered to the Agents and conform in all material respects to all statements relating thereto contained in the Prospectus; and the Notes will be entitled to the benefits provided and security afforded by the Mortgage.

          (viii) Material Changes or Material Transactions. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as may otherwise be stated therein or contemplated thereby, (a) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business and (b) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material to the Company and its subsidiaries considered as one enterprise.

          (ix) No Defaults. Neither the Company nor any of its Significant Subsidiaries is in violation of its charter or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in the Mortgage or any other material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or any of them or their properties is bound; the execution and delivery of this Agreement and the Supplemental Indenture and the consummation of the transactions contemplated herein, therein and pursuant to any applicable Terms Agreement have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Significant Subsidiaries pursuant to, any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any such subsidiary is subject (except pursuant to the Mortgage), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any such subsidiary or any applicable law, administrative regulation or administrative or court order or decree applicable to the Company or any such subsidiary.

          (x) Legal Proceedings; Contracts. Except as may be set forth in the Registration Statement and the Prospectus, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting, the Company or any of its subsidiaries, which might, in the opinion of the Company, result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, or might materially and adversely affect the properties or assets thereof or might materially and adversely affect the consummation of this Agreement or any Terms Agreement; and there are no contracts or documents of the Company or any of its subsidiaries which are required to be filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations which have not been so filed.

          (xi) Authorization, Approval or Consent Required. The Company is subject to the jurisdiction of the Massachusetts Department of Public Utilities (the "DPU") which is vested with powers of supervision, regulation and control over various matters including the issuance of securities. No authorization, approval or consent of any court or governmental authority or agency is necessary in connection with the sale by the Company of the Notes hereunder, except (i) for such order[s] as are required to be issued by the DPU authorizing the issuance and sale of the Notes on terms consistent with this Agreement and any applicable Terms Agreement, which order[s] have been obtained and are in full force and effect, and (ii) as otherwise may be required under the 1933 Act, the 1939 Act, the 1933 Act Regulations or state securities or Blue Sky laws.

          (xii) Title to Property. The Company and its subsidiaries have good and marketable title in fee simple (or its equivalent under applicable law) to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Registration Statement and the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries which are material to the business of the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

          (xiii)  Statutory Authority, Franchises, Permits,
     Easements and Consents. The Company and its subsidiaries have statutory authority, franchises, permits, easements and consents free from unduly burdensome restrictions and adequate for the conduct of the respective businesses in which they are engaged.

          (xiv) No Labor Disputes. Except as set forth in the Registration Statement and the Prospectus, no labor disturbance by the employees of the Company or any subsidiary exists or is imminent which might be expected to materially adversely affect the conduct of the business, operations, financial condition or income of the Company and its subsidiaries considered as one enterprise.

          (xv) Public Utility Holding Company Act. Neither the Company nor any of its subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of such a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended (the "1935 Act").

          (xvi) Environmental and Other Matters. Except as set forth in the Registration Statement and the Prospectus, neither the Company nor its subsidiaries (in the case of matters relating to environmental protection, occupational safety and health and equal employment opportunity, to the best of its knowledge) (a) is in violation of any laws, ordinances, governmental rules and regulations to which it is subject or (b) has failed to obtain any licenses, permits, franchises or other governmental authorizations, necessary to the ownership of its property or to the conduct of its business, which violation or such failure to obtain could reasonably be expected to materially adversely affect the business, business prospects, profits, properties or condition (financial or otherwise) of the Company and its subsidiaries considered as one enterprise.

          (xvii) Contingent Liabilities. To the best knowledge of the Company, after reasonable investigation, the Company and its subsidiaries have no material contingent liability which is not disclosed in the Registration Statement and the Prospectus, including the financial statements and related notes.

     (b) Additional Certifications. Any certificate signed by any director or officer of the Company and delivered to the Agents or to counsel for the Agents in connection with an offering of Notes or the sale of Notes to an Agent as principal shall be deemed a representation and warranty by the Company to the Agents as to the matters covered thereby on the date of such certificate and at each Representation Date subsequent thereto.

Section 3.  Solicitations as Agent; Purchases as Principal.

     (a) Solicitations as Agent. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, each Agent agrees, as the agent of the Company, to use its reasonable efforts to solicit offers to purchase the Notes from time to time as requested by the Company upon the terms and conditions set forth herein and in the Prospectus.

      The Company reserves the right, in its sole discretion, to suspend solicitation of purchases of the Notes through an Agent, as agent, commencing at any time for any period of time or permanently. Upon receipt of instructions from the Company, such Agent will forthwith suspend solicitation of purchases from the Company until such time as the Company has advised such Agent that such solicitation may be resumed.

      The Company agrees to pay each Agent a commission, in the form of a discount, equal to the applicable percentage of the principal amount of each Note sold by the Company as a result of a solicitation made by such Agent as set forth in Schedule A hereto. An Agent may reallow any portion of the commission payable pursuant hereto to dealers or purchasers in connection with the offer and sale of any Notes.

      The purchase price, interest rate, maturity date and other terms of the Notes shall be agreed upon by the Company and the Agents and set forth in a pricing supplement to the Prospectus to be prepared following each acceptance by the Company of an offer for the purchase of Notes. Except as may be otherwise provided in such pricing supplement to the Prospectus, the Notes will be issued in denominations of $1,000 or any larger amount that is an integral multiple of $1,000. All Notes sold through an Agent as agent will be sold at 100% of their principal amount unless otherwise agreed to by the Company and such Agent.

     (b) Purchases as Principal. Each sale of Notes to an Agent as principal shall be made in accordance with the terms contained herein and (unless the Company and such Agent shall otherwise agree) pursuant to a separate agreement which will provide for the sale of such Notes to, and the purchase and reoffering thereof by, such Agent. Each such separate agreement (which may be an oral agreement) between such Agent and the Company is herein referred to as a "Terms Agreement". Unless the context otherwise requires, each reference contained herein to "this
Agreement" shall be deemed to include any applicable Terms Agreement between the Company and the applicable Agent. Each such Terms Agreement, whether oral or in writing, shall be with respect to such information (as applicable) as is specified in
Exhibit  A  hereto.  An Agent's commitment to purchase  Notes  as principal pursuant to any Terms Agreement or otherwise shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the principal amount of Notes to be purchased by such Agent pursuant thereto, the price to be paid to the Company for such Notes (which, if not so specified in a Terms Agreement, shall be at a discount equivalent to the applicable commission set forth in Schedule A hereto), the time and place of delivery of and payment for such Notes, any provisions relating to rights of, and default by purchasers acting together with such Agent in the reoffering of the Notes, and such other provisions (including further terms of the Notes) as may be mutually agreed upon. Each Agent may utilize a selling or dealer group in connection with the resale of the Notes purchased. Such Terms Agreement shall also specify the requirements for the officers' certificate, opinions of counsel and comfort letter pursuant to Sections 7(b), 7(c) and 7(d) hereof.

     (c) Administrative Procedures. The Notes will be issued in accordance with the Administrative Procedures specified in Exhibit B hereto as may be amended from time to time by written agreement between the Agents and the Company (the "Procedures"). The Agents and the Company agree to perform the respective duties and obligations specifically provided to be performed by them in the Procedures.

Section 4.  Covenants of the Company.

     The Company covenants and agrees with each Agent as follows:

     (a) Notice of Certain Events. The Company will notify the Agents immediately (i) of the effectiveness of any amendment to the Registration Statement (which shall not include the filing of any document pursuant to the 1934 Act), (ii) of the receipt of any comments from the SEC with respect to the Registration Statement or the Prospectus, (iii) of any request by the SEC for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, and (v) of the issuance of any further order of the DPU affecting the offer and sale of the Notes as contemplated by this Agreement. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

     (b) Notice of Certain Proposed Filings. The Company will give the Agents notice of its intention to file or prepare any additional registration statement with respect to the registra tion of additional Notes, any amendment to the Registration Statement (which shall not include the filing of any document pursuant to the 1934 Act) or any amendment or supplement to the Prospectus, whether by the filing of documents pursuant to the 1934 Act, the 1933 Act or otherwise, and, in any case, including the filing of any document pursuant to the 1934 Act, will furnish the Agents with copies of any such amendment or supplement or other documents proposed to be filed or prepared a reasonable time in advance of such proposed filing or preparation, as the case may be, and will not file any such amendment or supplement or other documents in a form to which the Agents or counsel for the Agents shall reasonably object.

     (c) Copies of the Registration Statement and the Prospectus. The Company will deliver to the Agents as many signed and conformed copies of the Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus) as the Agents may reasonably request. The Company will furnish to the Agents as many copies of the Prospectus (as amended or supplemented) as the Agents shall reasonably request so long as the Agents are required to deliver a Prospectus in connection with sales or solicitations of offers to purchase the Notes.

     (d) Preparation of Pricing Supplements. The Company will prepare, with respect to any Notes to be sold through or to any Agent pursuant to this Agreement, a Pricing Supplement with respect to such Notes in a form previously approved by such Agent and will file such Pricing Supplement pursuant to Rule 424(b)(3) under the 1933 Act not later than the close of business of the SEC on the fifth business day after the date on which such Pricing Supplement is first used.

     (e) Prospectus Revisions -- Material Changes. Except as otherwise provided in subsection (l) of this Section 4, if at any time during the term of this Agreement any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of counsel for the Agents or counsel for the Company, to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, immediate notice shall be given, and confirmed in writing, to the Agents to cease the solicitation of offers to purchase the Notes in the Agents' capacity as agents and to cease sales of any Notes the Agents may then own as principal pursuant to a Terms Agreement, and the Company will promptly prepare and file with the SEC such amendment or supplement, whether by filing documents pursuant to the 1934 Act, the 1933 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement and Prospectus comply with such requirements.

     (f) Prospectus Revisions -- Periodic Financial Information. Except as otherwise provided in subsection (l) of this Section 4, on or prior to the date on which there shall be released to the general public interim financial statement information related to the Company with respect to each of the first three quarters of any fiscal year or preliminary financial statement information with respect to any fiscal year, the Company shall furnish such information to the Agents, confirmed in writing, and, if such information is required to be described or is proposed to be described by the Company in a filing under the 1933 Act or the 1934 Act, shall cause the Prospectus to be amended or supplemented to include or incorporate by reference financial information with respect thereto and corresponding information for the comparable period of the preceding fiscal year, as well as such other information and explanations as shall be necessary for an understanding thereof or as shall be required by the 1933 Act or the 1933 Act Regulations.

     (g) Prospectus Revisions -- Audited Financial Information. Except as otherwise provided in subsection (l) of this Section 4, on or prior to the date on which there shall be released to the general public financial information included in or derived from the audited financial statements of the Company for the preceding fiscal year, the Company shall cause the Registration Statement and the Prospectus to be amended, whether by the filing of documents pursuant to the 1934 Act, the 1933 Act or otherwise, to include or incorporate by reference such audited financial statements and the report or reports, and consent or consents to such inclusion or incorporation by reference, of the Accountants with respect thereto, as well as such other information and explanations as shall be necessary for an understanding of such financial statements or as shall be required by the 1933 Act or the 1933 Act Regulations.

     (h) Earning Statements. The Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earning statement (in form complying with the provisions of Rule 158 under the 1933 Act Regulations) covering each twelve month period beginning, in each case, not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in such Rule 158) of the Registration Statement with respect to each sale of Notes.

     (i) Blue Sky Qualifications. The Company will endeavor, in cooperation with the Agents, to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Agents may designate and as shall be subject to the reasonable approval of the Company, and will maintain such qualifications in effect for as long as may be required for the distribution of the Notes; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been qualified as above provided. The Company will promptly advise the Agents of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any such state or jurisdiction or the initiating or threatening of any proceeding for such purpose.

     (j) 1934 Act Filings. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file promptly all documents required to be filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act in compliance with the 1934 Act and the 1934 Act Regulations.

     (k) Stand-Off Agreement. If required pursuant to the terms of a Terms Agreement, between the date of any Terms Agreement and the Settlement Date with respect to such Terms Agreement, the Company will not, without the applicable Agent's prior consent, offer or sell, or enter into any agreement to sell, any debt securities of the Company (other than the Notes that are to be sold pursuant to such Terms Agreement, bank borrowings, leases and commercial paper in the ordinary course of business).

     (l) Suspension of Certain Obligations. The Company shall not be required to comply with the provisions of subsections (e),
(f)  or  (g)  of this Section 4 or the provisions of  subsections
(b), (c) or (d) of Section 7 during any period from the time (i) the Agents shall have suspended solicitation of purchases of the Notes in their capacity as agents pursuant to a request from the Company and (ii) the Agents shall not then hold any Notes as principal purchased pursuant to a Terms Agreement, to the time the Company shall determine that solicitation of purchases of the Notes should be resumed or shall subsequently enter into a new Terms Agreement with any of the Agents. However, prior to instructing the Agents to resume the solicitation of offers to purchase Notes or prior to entering into a new Terms Agreement, the Company shall be required to comply with the provisions of subsections (b), (c) and (d) of Section 7, by delivering or causing to be delivered the certificates, opinions or letters which would have otherwise been required under each such subsection unless the Agents otherwise determine in their sole discretion that such documents in respect of prior periods need not be delivered.

     (m) Condition to Agency Transactions. Any person who has agreed to purchase Notes as the result of an offer to purchase solicited by an Agent shall have the right to refuse to purchase and pay for such Notes if, on the related settlement date fixed pursuant to the Procedures, (i) there has been, since the date on which such person agreed to purchase the Notes (the "Trade Date"), or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business or (ii) the rating assigned by any nationally recognized securities rating agency to any debt securities of the Company as of the Trade Date shall have been lowered since that date or if any such rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any debt securities of the Company.

Section 5.   Conditions of Obligations.

      The obligations of each Agent to solicit offers to purchase the Notes as agent of the Company, the obligations of any purchasers of the Notes sold through each Agent as agent, and any obligation of an Agent to purchase Notes pursuant to a Terms Agreement or otherwise will be subject to the accuracy of the representations and warranties on the part of the Company herein and to the accuracy of the statements of the Company's officers made in any certificate furnished pursuant to the provisions hereof, to the performance and observance by the Company of all its covenants and agreements herein contained and to the following additional conditions precedent:

     (a) Legal Opinions. On the date hereof, the Agents shall have received the following legal opinions, dated as of the date hereof and in form and substance satisfactory to the Agents:

          (1) Opinion of Company Counsel. The opinion of Palmer & Dodge, counsel to the Company, to the effect that:

               (i ) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Massachusetts.

               (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus.

               (iii) To the best of such counsel's knowledge, the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify and be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

               (iv) Each Significant Subsidiary of the Company (as identified by the Company) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, and, to the best of such counsel's knowledge, is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify and be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; all of the issued and outstanding capital stock of each such Significant Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable, and, except for directors' qualifying shares, is owned of record and, to the best of such counsel's knowledge, beneficially by the Company, directly or through subsidiaries, and, to the best of such counsel's knowledge, free and clear of any mortgage, pledge, lien, encumbrance, claim or equity.

               (v) This Agreement has been duly and validly authorized, executed and delivered by the Company.

               (vi) The Supplemental Indenture has been duly and validly authorized, executed and delivered by the Company and, as amended by the Supplemental Indenture, the Mortgage constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or other similar laws affecting enforcement of mortgagees' or other creditors' rights and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                (vii)  The  Notes are in due and  proper
          form, have been duly authorized for issuance, offer and sale pursuant to this Agreement and the Mortgage and, when issued, authenticated and delivered pursuant to the provisions of this Agreement and the Mortgage against payment of the consideration therefor, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or other similar laws affecting enforcement of mortgagee's and other creditors' rights and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law), and each holder of Notes will be entitled to the benefits provided and security afforded by the Mortgage ratably with the holders of all other first mortgage bonds issued thereunder.

                 (viii)  The  statements  and  summaries   of
          documents in the Prospectus under the caption "Description of Notes" are accurate in all material respects.

                 (ix)  The Mortgage is qualified under the 1939
          Act.

                 (x) The  Registration  Statement  is
          effective under the 1933 Act and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the SEC.

                (xi)  At the time the Registration Statement
          became effective, the Registration Statement (other than financial statements and other financial or statistical data included or incorporated by reference therein and the Form T-1, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the 1933 Act, the 1939 Act, the 1933 Act Regulations and the 1939 Act Regulations.

                (xii)  To  the  best of  such  counsel's
          knowledge, there are no legal or governmental proceedings pending or threatened which are required to be disclosed in the Prospectus, other than those that are disclosed therein.

                (xiii)   To  the  best of  such  counsel's
          knowledge, neither the Company nor any of its Significant Subsidiaries is in violation of its charter or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in the Mortgage or any other contract, indenture, mortgage, loan agreement, note or lease identified by management as being material to the Company to which it is a party or by which it or any of them or their properties may be bound. To the best of such counsel's knowledge, the execution and delivery of this Agreement and of the Mortgage, and the consummation by the Company of the transactions contemplated by this Agreement and the Notes and the incurrence of the obligations therein contemplated will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Significant Subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument identified by management as being material to the Company and to which the Company or any of its subsidiaries is a party or by which it or any of them is bound or to which any of the property or assets of the Company or any such subsidiary is subject (except pursuant to the Mortgage), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any such subsidiary or any applicable law, administrative regulation or administrative or court order or decree applicable to the Company or any such subsidiary.

                (xiv)  To  the  best of  such  counsel's
          knowledge, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments or documents required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto.

               (xv) The DPU has authorized the issuance and sale of the Notes; such authorization, to the best of such counsel's knowledge, is still in force and effect and is sufficient for the issuance and sale of the Notes; the issuance and sale of the Notes as contemplated herein are in conformity with the terms of such authorization; no appeal of such authorization can affect the validity of any Notes issued hereunder; and no other consent, approval, authorization, order or decree of any court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement, except such as may be required under the 1933 Act, the 1939 Act, the 1933 Act Regulations or state securities or Blue Sky laws.

               (xvi)  Each document filed pursuant to the
          1934 Act and incorporated by reference in the Prospectus complied when filed as to form in all material respects with the 1934 Act and the 1934 Act Regulations thereunder.

              (xvii) The   Company   and   its
          subsidiaries have the statutory authority, franchises, permits, easements and consents adequate to conduct the businesses in which they are respectively engaged without legal restrictions that would materially affect their ability to so conduct such business.

             (xviii) Neither the Company nor any of its subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of such a "subsidiary company" within the meaning of the 1935 Act.

          (2) Opinion of Local Counsel for the Company. The opinion of local counsel to the Company, who shall be reasonably acceptable to the Agents, to the effect that:

               (i)  The  Company has good and clear  record
          and marketable title to its parcels of real estate and personal property constituting fixtures described in such opinion and subject, or intended to be subject, to the lien of the Mortgage free of encumbrances except the lien of the Mortgage, liens for current taxes not yet due and minor exceptions which, in the opinion of such counsel, are of the nature ordinarily found in properties of similar character and magnitude and which cannot in any substantial way interfere with their use in the operation of the business of the Company.

               (ii) The Mortgage contains descriptions of the parcels of real estate and personal property constituting fixtures described in such opinion and included therein adequate to subject them to the lien of the Mortgage.

              (iii) The Mortgage has been duly recorded as a real estate mortgage, duly filed as a chattel mortgage and financing statements consisting of a true copy of the Mortgage or incorporating the Mortgage by reference to documents already on record have been duly filed in all offices in which such recording or filing is necessary in order to create, and the Mortgage does create, a valid, direct first mortgage lien on and perfected security interest in all property described in such opinion and specifically or generally described or referred to in the Mortgage as subject to the lien of the Mortgage, subject to no prior lien except as stated in the Mortgage and except for encumbrances permitted by the Mortgage and subject to current taxes not yet due; and no further filing, recording or refiling or rerecording is necessary except as specified in such opinion in order to maintain such valid, direct first mortgage lien.

           In giving its opinion required by clause (i) of this subsection, such local counsel may rely on substantially equivalent prior opinions of counsel to the Company with respect to properties described as subject to the lien of the Mortgage as of the date of the First Supplemental Indenture to the Mortgage, provided that such counsel, in its opinion, identify such prior opinions and state that it believes that such prior opinions are satisfactory in form and scope.

          (3) Opinion of Counsel for the Agents. The opinion of Winthrop, Stimson, Putnam & Roberts, counsel for the Agents, covering the matters referred to in subparagraph (1) under the
     subheadings (v), (vi), (vii), (ix), (x) and (xi) above.   In
     giving such opinion, counsel for the Agents (i) need not opine as to the Company's title to properties or the nature and extent of the lien of the Mortgage and (ii) may rely as to all matters of Massachusetts law and legal conclusions based thereon, upon the opinion of Palmer & Dodge.

          (4) In giving their opinions required by subsection (a)(1) and (a)(3) of this Section 5, Palmer & Dodge and Winthrop, Stimson, Putnam & Roberts shall each additionally state that nothing has come to their attention that would lead them to believe that the Registration Statement, at the time it became effective, and if an amendment to the Registration Statement or an Annual Report on Form 10-K has been filed by the Company with the SEC subsequent to the effectiveness of the Registration Statement, then at the time such amendment became effective or at the time of the most recent such filing, and at the date hereof, or (if such opinion is being delivered in connection with a Terms Agreement) at the date of any Terms Agreement and at the Settlement Date with respect thereto, as the case may be, contains or contained an untrue statement of a material fact or omits or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Prospectus, as amended or supplemented at the date hereof, or (if such opinion is being delivered in connection with a Terms Agreement pursuant to Section 3(b) hereof) at the date of any Terms Agreement and at the Settlement Date with respect thereto, as the case may be, contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such counsel need not render an opinion with respect to financial statements and other financial or statistical data included or incorporated by reference in the Registration Statement or the Prospectus, as to the part of the Registration Statement that constitutes the Statement of Eligibility of the Trustee under the Mortgage on Form T-1 and as to the information contained in the Prospectus under the caption "Description of Notes--Book-Entry Notes."

     (b) Officers' Certificate. At the date hereof the Agents shall have received a certificate of the President or any Vice President and the chief financial officer, chief accounting officer, treasurer or controller of the Company and dated as of the date hereof, to the effect that (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus or since the date of any applicable Terms Agreement, there has not been any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business except as set forth therein,
(ii) the other representations and warranties of the Company contained in Section 2 hereof are true and correct with the same force and effect as though expressly made at and as of the date of such certificate, (iii) the Company has performed or complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the date of such certificate, (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the SEC, and
(v) the DPU order[s] issued relating to the issuance and the sale of the Notes are in full force and effect and sufficient to authorize the issuance and sale of the Notes.

     (c) Comfort Letter. On the date hereof (and subject to the Agents providing such representations to the Accountants as may be necessary under SAS No. 72), the Agents shall have received a letter from the Accountants dated as of the date hereof and in form and substance satisfactory to the Agents, to the effect that:

          (i) They are independent public accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the 1933 Act Regulations.

          (ii) In their opinion, the consolidated financial statements and supporting schedules of the Company and its subsidiaries examined by them and incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations with respect to registration statements on Form S-3 and the 1934 Act and the 1934 Act Regulations.

          (iii) They have performed procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 71, Interim Financial Information, not constituting an audit, including a reading of the latest available interim financial statements of the Company and its indicated subsidiaries, a reading of the minute books of the Company and such subsidiaries since the end of the most recent fiscal year with respect to which an audit report has been issued, inquiries of and discussions with certain officials of the Company and such subsidiaries responsible for financial and accounting matters with respect to the unaudited consolidated financial statements included in the Registration Statement and Prospectus and the latest available interim unaudited financial statements of the Company and its subsidiaries, and such other inquiries and procedures as may be specified in such letter, and on the basis of such inquiries and procedures nothing came to their attention that caused them to believe that: (A) the unaudited consolidated financial statements of the Company and its subsidiaries included in the Registration Statement and Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the 1934 Act Regulations, (B) any material modifications should be made to said unaudited consolidated financial statements for them to be in conformity with generally accepted accounting principles, or (C) at a specified date not more than five days prior to the date of such letter, there was any change in the consolidated capital stock or any increase in consolidated long-term debt of the Company and its subsidiaries or any decrease in the consolidated net assets of the Company and its subsidiaries, in each case as compared with the amounts shown on the most recent consolidated balance sheet of the Company and its subsidiaries included in the Registration Statement and Prospectus or, during the period from the date of such balance sheet to a specified date not more than five days prior to the date of such letter, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated revenues or net income of the Company and its subsidiaries, except in each such case as set forth in or contemplated by the Registration Statement and Prospectus or except for such exceptions enumerated in such letter as shall have been agreed to by the Agents and the Company.

          (iv) In addition to the examination referred to in their report included or incorporated by reference in the Registration Statement and the Prospectus, and the limited procedures referred to in clause (iii) above, they have carried out certain other specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included or incorporated by reference in the Registration Statement and Prospectus and which are specified by the Agents, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company and its subsidiaries identified in such letter.

     (d) Other Documents. On the date hereof and on each Settlement Date with respect to any applicable Terms Agreement, counsel for the Agents shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of Notes as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of Notes as herein contemplated shall be satisfactory in form and substance to the Agents and to counsel for the Agents.

      If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement (or, at the option of the applicable Agent, any applicable Terms Agreement) may be terminated by the Agents by notice to the Company at any time and any such termination shall be without liability of any party to any other party, except that the covenant regarding provision of an earning statement set forth in Section 4(h) hereof, the provisions concerning payment of expenses under Section 10 hereof, the indemnity and contribution agreement set forth in Sections 8 and 9 hereof, the provisions concerning the representations, warranties and agreements to survive delivery of Section 11 hereof and the provisions set forth under Section 15 hereof shall remain in effect.

Section 6. Delivery of and Payment for Notes Sold through the Agents.

      Delivery of Notes sold through an Agent as agent shall be made by the Company to such Agent for the account of any purchaser only against payment therefor in immediately available funds. In the event that a purchaser shall fail either to accept delivery of or to make payment for a Note on the date fixed for settlement, the applicable Agent shall promptly notify the Company and deliver the Note to the Company, and, if such Agent has theretofore paid the Company for such Note, the Company will promptly return such funds to such Agent. If such failure occurred for any reason other than default by such Agent in the performance of its obligations hereunder, the Company will reimburse such Agent on an equitable basis for its loss of the use of the funds for the period such funds were credited to the Company's account.

Section 7.  Additional Covenants of the Company.

     The Company covenants and agrees with the Agents that:

     (a) Reaffirmation of Representations and Warranties. Each acceptance by the Company of an offer for the purchase of Notes, and each delivery of Notes to the applicable Agent pursuant to a Terms Agreement, shall be deemed to be an affirmation that the representations and warranties of the Company contained in this Agreement and in any certificate theretofore delivered to the Agents pursuant hereto are true and correct at the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct at the time of delivery to the purchaser or his agent, or to the Agents, of the Note or Notes relating to such acceptance or sale, as the case may be, as though made at and as of each such time (and it is understood that such representations and warranties shall relate to the Registration Statement and Prospectus as amended and supplemented to each such time).

     (b) Subsequent Delivery of Officers' Certificate.  Except
as otherwise provided in Section 4(l), each time that the Registration Statement or the Prospectus shall be amended or supplemented, including without limitation through the filing with the SEC of any document incorporated by reference into the Prospectus (other than any Current Report on Form 8-K relating exclusively to the issuance of Notes under the Registration Statement, unless the Agents shall otherwise specify) or (if required pursuant to the terms of a Terms Agreement) the Company sells Notes to an Agent pursuant to a Terms Agreement, the Company shall furnish or cause to be furnished to the Agents forthwith a certificate dated the date of filing with the SEC of such supplement or document, the date of effectiveness of such amendment, or the date of such sale, as the case may be, in form satisfactory to the Agents to the effect that the statements contained in the certificate referred to in Section 5(b) hereof which was last furnished to the Agents is true and correct at the time of such amendment, supplement, filing or sale, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 5(b), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

     (c) Subsequent Delivery of Opinion of Company Counsel. Except as otherwise provided in Section 4(l), each time that the Registration Statement or the Prospectus shall be amended or supplemented, including without limitation through the filing with the SEC of any document incorporated by reference into the Prospectus (other than any Current Report on Form 8-K or Quarterly Report on Form 10-Q, unless the Agent shall otherwise specify), or (if required pursuant to the terms of a Terms Agreement) the Company sells Notes to an Agent pursuant to a Terms Agreement, the Company shall furnish or cause to be furnished forthwith to the Agents and to counsel to the Agents a written opinion of Palmer & Dodge, counsel to the Company, dated the date of filing with the SEC of such supplement or document, the date of effectiveness of such amendment, or the date of such sale, as the case may be, in form and substance satisfactory to the Agents, of the same tenor as the opinion referred to in
Section 5(a)(1) hereof, but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion; or, in lieu of such opinion, counsel last furnishing such opinion to the Agents shall furnish the Agents with a letter to the effect that the Agents may rely on such last opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance).

     (d) Subsequent Delivery of Comfort Letter. Except as otherwise provided in Section 4(l), each time that the Registration Statement or the Prospectus shall be amended or supplemented to include additional financial information or there is filed with the SEC any document incorporated by reference into the Prospectus which contains additional financial information or (if required pursuant to the terms of a Terms Agreement) the Company sells Notes to an Agent pursuant to a Terms Agreement, the Company shall cause the Accountants forthwith to furnish the Agents a letter, dated the date of effectiveness of such amendment, supplement or document with the SEC, or the date of such sale, as the case may be, in form satisfactory to the Agents, of the same tenor as the portions of the letter referred to in clauses (i) and (ii) of Section 5(c) hereof but modified to relate to the Registration Statement and Prospectus, as amended and supplemented to the date of such letter, and of the same general tenor as the portions of the letter referred to in clauses (iii) and (iv) of said Section 5(c) with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company; provided, however, that if the Registration Statement or the Prospectus is amended or supplemented solely to include financial information as of and for a fiscal quarter, the Accountants may limit the scope of such letter to the unaudited financial statements included in such amendment or supplement unless any other information included therein of an accounting, financial or statistical nature is of such a nature that, in the reasonable judgment of the Agents, such letter should cover such other information.

      (e) Subsequent Delivery of Opinion of Local Counsel. Each time that the Company sells Notes pursuant to this Agreement or a Terms Agreement, the Company shall furnish or cause to be furnished forthwith to the Agents and to counsel to the Agents a written opinion of local counsel to the Company, who shall be reasonably acceptable to the Agents, dated the date of such sale in form and substance satisfactory to the Agents, of the same tenor as the opinion referred to in Section 5(a)(2) hereof; or, in lieu of such opinion, counsel last furnishing such opinion to the Agents shall furnish the Agents with a letter to the effect that the Agents may rely on such last opinion to the same extent as though it was dated the date of such letter authorizing reliance.

Section 8.  Indemnification.

          (a) Indemnification of the Agents. The Company agrees to indemnify and hold harmless each Agent and each person, if any, who controls each Agent within the meaning of Section 15 of the 1933 Act and Section 20 of the Exchange Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless (1) such untrue statement or omission or such alleged untrue statement or omission was made in reliance upon and in conformity with information furnished to the Company by the Agents expressly for use in the Registration Statement or the Prospectus or (2) any such loss, liability, claim, damage or expense of such Agent results from the fact that such Agent sold Notes to a person as to whom it shall be established by the Company that there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus as then amended or supplemented in any case where such delivery is required by the 1933 Act if the Company has previously furnished copies thereof in sufficient quantity to such Agent and the loss, liability, claim, damage or expense of such Agent results from an untrue statement or omission of a material fact contained in the Prospectus which was identified in writing at such time to such Agent and corrected in the Prospectus as then amended or supplemented;

           (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

           (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Agents), reasonably incurred in investigating, preparing or defending against any litigation or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under
     (i) or (ii) above.

     (b) Indemnification of Company. Each Agent agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of
Section 15 of the 1933 Act and Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Agent expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

     (c) General. Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement except to the extent that the indemnifying party is actually and substantially prejudiced as a result of such failure. An indemnifying party may participate at its own expense in the defense of such action and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action, the indemnifying party will not be liable to such indemnified party under this indemnity agreement for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense of such action other than reasonable costs of investigation. Notwithstanding the foregoing, the indemnifying party shall not be entitled to assume the defense of such action if (i) the indemnified party has concluded that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party or (ii) a conflict or potential conflict exists (based on advice of counsel to such indemnified party) between the indemnified party and the indemnifying party which, as a result, in either case, would make it inappropriate for the indemnifying party to assume such defense. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

Section 9.  Contribution.

      In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in
Section 8 hereof is for any reason held to be unavailable to or insufficient to hold harmless the indemnified parties although applicable in accordance with its terms, the Company and the Agents shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Agents, as incurred, in such proportions that each Agent is responsible for that portion represented by the percentage that the total commissions and underwriting discounts received by such Agent to the date of such liability bears to the total sales price from the sale of Notes sold to or through such Agent to the date of such liability, and the Company is responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls each Agent within the meaning of Section 15 of the 1933 Act and
Section 20 of the Exchange Act shall have the same rights to contribution as such Agent, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act and Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

Section 10.  Payment of Expenses.

      Except as set forth in a Terms Agreement, the Company will pay all expenses incident to the performance of its obligations under this Agreement, including:

          (a)  The preparation and filing of the Registration
     Statement and all amendments thereto and the Prospectus and any amendments or supplements thereto;

          (b) The preparation, filing and reproduction of this Agreement;

          (c) The preparation, printing, issuance and delivery of the Notes, including any fees and expenses relating to the use of book-entry notes;

          (d) The fees and disbursements of the Accountants and its counsel and of the Trustee and its counsel;

          (e) The reasonable fees and disbursements of counsel to the Agents incurred from time to time in connection with the transactions contemplated hereby;

          (f) The qualification of the Notes under state securities laws in accordance with the provisions of Section 4(i) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Agents in connection therewith and in connection with the preparation of any Blue Sky Survey;

          (g) The printing and delivery to the Agents in quantities as hereinabove stated of copies of the Registration Statement and any amendments thereto, and of the Prospectus and any amendments or supplements thereto, and the delivery by the Agents of the Prospectus and any amendments or supplements thereto in connection with solicitations or confirmations of sales of the Notes;

          (h) The preparation, printing, reproducing, recordation and delivery to the Agents of copies of the Supplemental Indenture and all supplements and amendments thereto;

          (i) Any fees charged by rating agencies for the rating of the Notes;

          (j) The fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc.;

          (k) Any advertising and other out-of-pocket expenses of the Agents incurred with the approval of the Company;

          (l) The cost of preparing, and providing any CUSIP or other identification numbers for, the Notes;

          (m) The fees and expenses of any depository and any nominees thereof in connection with the Notes; and

          (n) The fees and expenses, if any, incurred in connection with any filing with or approval by the DPU in connection with the issuance of the Note.

Section 11.  Representations, Warranties and Agreements to Survive
             Delivery.

      All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto or thereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Agents or any controlling person of any Agent, or by or on behalf of the Company, and shall survive each delivery of and payment for any of the Notes.

Section 12.  Termination.

     (a)  Termination of this Agreement.   This  Agreement
(excluding any Terms Agreement) may be terminated for any reason, at any time by either the Company or an Agent upon the giving of 30 days' written notice of such termination to the other party hereto.

     (b) Termination of a Terms Agreement. The applicable Agent may terminate any Terms Agreement, immediately upon notice to the Company, at any time prior to the Settlement Date relating thereto (i) if there has been, since the date of such Terms Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there shall have occurred any material adverse change in the financial markets in the United States or any outbreak or escalation of hostilities or other national or international calamity or crisis the effect of which is such as to make it, in the judgment of such Agent, impracticable to market the Notes or enforce contracts for the sale of the Notes, or (iii) if trading in any securities of the Company has been suspended by the SEC or a national securities exchange, or if trading generally on either the American Stock Exchange or the New York Stock Exchange shall have been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the SEC or any other governmental authority, or if a banking moratorium shall have been declared by either Federal or New York authorities, or (iv) if the rating assigned by any nationally recognized securities rating agency to any debt securities of the Company as of the date of any applicable Terms Agreement shall have been lowered since that date or if any such rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any debt securities of the Company, or (v) if there shall have come to the applicable Agent's attention any facts that would cause such Agent to believe that the Prospectus, at the time it was required to be delivered to a purchaser of Notes, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time of such delivery, not misleading.

     (c) General. In the event of any such termination, neither party will have any liability to the other party hereto, except that (i) each Agent shall be entitled to any commission earned in accordance with the third paragraph of Section 3(a) hereof, (ii) if at the time of termination (a) each Agent shall own any Notes purchased pursuant to a Terms Agreement with the intention of reselling them or (b) an offer to purchase any of the Notes has been accepted by the Company but the time of delivery to the purchaser or his agent of the Note or Notes relating thereto has not occurred, the covenants set forth in Sections 4 and 7 hereof shall remain in effect until such Notes are so resold or delivered, as the case may be, and (iii) the covenant set forth in Section 4(h) hereof, the provisions of Section 5 hereof, the indemnity and contribution agreements set forth in Sections 8 and 9 hereof, and the provisions of Sections 11 and 15 hereof shall remain in effect.

Section 13.  Notices.

     Unless otherwise provided herein, all notices required under the terms and provisions hereof shall be in writing, either delivered by hand, by mail or by telex, telecopier or telegram, and any such notice shall be effective when received at the address specified below.

     If to the Company:

          Colonial Gas Company
          40 Market Street
          Lowell, Massachusetts  01853
          Attention:  Dennis W. Carroll, CPA
                      Vice President and Treasurer

     If to the Agents:

          Smith Barney Inc.
          388 Greenwich Street
          New York, New York  101013
          Attention:  MTN Product Management, Mark Meyer

          A.G. Edwards & Sons, Inc.
          One North Jefferson Avenue
          St. Louis, Missouri  63103
          Attention:  Debt Syndicate, John Meiners

          PaineWebber Incorporated
          1285 Avenue of the Americas
          14th Floor
          New York, New York  10019
          Attention:  MTN Trading
                      Peter Abramenko

or at such other address as such party may designate from time to time by notice duly given in accordance with the terms of this
Section 13.

Section 14.  Governing Law.

      The rights and duties of the Company and the Agents under this Agreement shall, pursuant to New York General Obligations Law Section 5-1401, be governed by the law of the State of New York. Any suit, action or proceeding brought by the Company against the Agents in connection with or arising under this Agreement shall be brought solely in the state or federal court of appropriate jurisdiction located in the Borough of Manhattan, The City of New York.

Section 15. Parties.

      This Agreement shall inure to the benefit of and be binding upon the Agents and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 8 and 9 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes shall be deemed to be a successor by reason merely of such purchase.

      If the foregoing is in accordance with the Agents' under standing of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Agents and the Company in accordance with its terms.

                              Very truly yours,

                              COLONIAL GAS COMPANY


                              By:
                                  Name:
                                  Title:



Accepted:

SMITH BARNEY INC.


By:  ________________________________
     Name:
     Title:


A.G. EDWARDS & SONS, INC.


By:  ________________________________
     Name:
     Title:


PAINEWEBBER INCORPORATED


By:  ________________________________
     Name:
     Title:

                           SCHEDULE A

     As compensation for the services of the Agents hereunder, the Company shall pay the applicable Agent, on a discount basis, a commission for the sale of each Note equal to the principal amount of such Note multiplied by the appropriate percentage set forth below:

                                                  PERCENT OF
MATURITY RANGES                                 PRINCIPAL AMOUNT

From 9 months but less than 1 year.............   .125%

From 1 year but less than 18 months............   .150

From 18 months but less than 2 years...........   .200

From 2 years but less than 3 years.............   .250

From 3 years but less than 4 years.............   .350

From 4 years but less than 5 years.............   .450

From 5 years but less than 6 years.............   .500

From 6 years but less than 7 years.............   .550

From 7 years but less than 10 years............   .600

From 10 years but less than 15 years...........   .625

From 15 years but less than 20 years...........   .700

From 20 years to and including 30 years........   .750

More than 30 years...............................    *

* Commission on Notes with maturities of more than 30 years shall be agreed to by the Company and the applicable Agent at the time of such transmission.

                                                        EXHIBIT A

     The following terms, if applicable, shall be agreed to by the applicable Agent and the Company pursuant to each Terms
Agreement:

          Principal Amount: $_______
            (or principal amount of foreign currency)
          Interest Rate:

               If Redeemable:

                         Initial Redemption Date:
                         Initial Redemption Percentage:
                         Annual Redemption Percentage Reduction:

               Date of Maturity:
               Purchase Price:  ___%
               Settlement Date and Time:
               Stand-off Period (if any):
               Additional Terms:

Also, agreement as to whether the following will be required:

          Officer's Certificate pursuant to Section 7(b)
            of the Distribution Agreement.
          Legal Opinion pursuant to Section 7(c)of the
            Distribution Agreement.
          Comfort Letter pursuant to Section 7(d) of the
            Distribution Agreement.
          Stand-off Agreement pursuant to Section 4(k) of the Distribution Agreement.

                                                   EXHIBIT B

                  ADMINISTRATIVE PROCEDURES FOR
                      COLONIAL GAS COMPANY
               SECURED MEDIUM TERM NOTES, SERIES A
        DUE NOT LESS THAN NINE MONTHS FROM DATE OF ISSUE

                  (Dated as of ______ __, 1995)

      Secured Medium Term Notes, Series A (the "Notes") in the aggregate principal amount of up to $75,000,000 are to be offered on a continuing basis by Colonial Gas Company (the "Company") through Smith Barney Inc., A.G. Edwards & Sons, Inc. and PaineWebber Incorporated who, as agents (each an "Agent," and, collectively, the "Agents"), have agreed to use their reasonable efforts to solicit offers to purchase the Notes from the Company. The Agents may also purchase Notes as principal for resale.

      The Notes are being sold pursuant to a Distribution Agreement between the Company and the Agents, dated _________ __, 1995 (the "Distribution Agreement"). The Notes are to be issued as a new series of first mortgage bonds under the Company's Second Amended and Restated First Mortgage Indenture to The First National Bank of Boston (as successor to State Street Bank and Trust Company), as trustee, dated as of June 15, 1992, as heretofore supplemented and as it is to be further supplemented by a Second Supplemental Indenture, dated as of August 1, 1995 (said First Mortgage Indenture, as heretofore supplemented and as it is to be further supplemented, the "Mortgage"). A Registration Statement (the "Registration Statement," which term shall include any additional registration statements filed in connection with the Notes as provided in the introductory paragraphs of the Distribution Agreement) with respect to the Notes has been filed with the Securities and Exchange Commission (the "Commission"). The most recent basic Prospectus included in the Registration Statement is herein referred to as the "Prospectus." A pricing supplement with respect to the specific terms of any Notes is herein referred to as a "Pricing Supplement."

      The Notes will either be issued (a) in book-entry form and represented by one or more fully registered Notes (each, a "Book-Entry Note") delivered to the Trustee, as agent for The Depository Trust Company ("DTC"), and recorded in the book-entry system maintained by DTC, or (b) in certificated form delivered to the purchaser thereof or a person designated by such purchaser. Except in the limited circumstances described in the Prospectus or a Pricing Supplement, owners of beneficial interests in Notes issued in book-entry form will not be entitled to physical delivery of Notes in certificated form equal in principal amount to their respective beneficial interests.

     General procedures relating to the issuance of all Notes are set forth in Part I hereof. Additionally, Notes issued in book-entry form will be issued in accordance with the procedures set forth in Part II hereof and Notes issued in certificated form will be issued in accordance with the procedures set forth in
Part  III  hereof.

PART I:  PROCEDURES OF GENERAL APPLICABILITY


Date of Issuance/        Each   Note  will  be  dated  by   the
  Authentication:        Trustee  as  of  the interest  payment
                         date  thereof  to which  interest  was
                         paid   next  preceding  the  date   of
                         issue,   unless  (a)  issued   on   an
                         interest   payment  date  thereof   to
                         which  interest  was  paid,  in  which
                         event  it  shall be dated  as  of  the
                         date of issue, or (b) issued prior  to
                         the  occurrence of the first  interest
                         payment   date   thereof   to    which
                         interest  was paid, in which event  it
                         shall  be  dated  the  original  issue
                         date.   The original issue date  shall
                         remain   the   same  for   all   Notes
                         subsequently  issued  upon   transfer,
                         exchange   or   substitution   of   an
                         original  Note  regardless  of   their
                         dates of authentication.

Maturities:              Each   Note  will  mature  on  a  date
                         selected  by the purchaser and  agreed
                         to  by  the Company which is not  less
                         than  nine months nor more than  forty
                         years from its original issue date.

Registration:            Notes  will  be issued only  in  fully
                         registered form.

Calculation of Interest: Interest   (including   payments   for
                         partial  periods) will  be  calculated
                         and  paid  on the basis of  a  360-day
                         year of twelve 30-day months.

Acceptance and Rejection The  Company shall have the sole right
  of Offers:             to  accept  offers to  purchase  Notes
                         from  the  Company and may reject  any
                         such  offer in whole or in part.  Each
                         Agent   shall   communicate   to   the
                         Company,  orally or in  writing,  each
                         reasonable  offer  to  purchase  Notes
                         from  the  Company  received  by   it.
                         Each  Agent shall have the  right,  in
                         its  discretion reasonably  exercised,
                         without  notice  to  the  Company,  to
                         reject  any  offer to  purchase  Notes
                         through it in whole or in part.

Preparation of Pricing   If  any  offer to purchase a  Note  is
  Supplement:            accepted  by the Company, the Company,
                         with  the approval of the Agent  which
                         presented  such offer (the "Presenting
                         Agent"),   will  prepare   a   Pricing
                         Supplement  reflecting  the  terms  of
                         such   Note  and  file  such   Pricing
                         Supplement relating to such Notes  and
                         the  plan of distribution thereof  (as
                         such  Pricing  Supplement  supplements
                         the   Prospectus,  the   "Supplemented
                         Prospectus"),  with the Commission  in
                         accordance  with Rule  424  under  the
                         Act.   The Presenting Agent will cause
                         a   Supplemented  Prospectus   to   be
                         delivered  to  the  purchaser  of  the
                         Note.

                         The  Company  shall have  delivered  a
                         completed   Pricing  Supplement,   via
                         next  day  mail or telecopy to  arrive
                         no  later  than 11 AM on the  Business
                         Day  following the trade date, to  the
                         Presenting  Agent  at  the   following
                         locations:  Smith Barney Inc.  at  the
                         following   address:    Smith   Barney
                         Inc.,  390  Greenwich  Street  -   4th
                         Floor,   New  York,  New  York  10013,
                         Attention:         MTN         Product
                         Management/Origination   -   Mark   R.
                         Meyer,   Telephone:  (212)   723-5123,
                         Telecopy:  (212)  723-8854,  also,   a
                         copy  to:   Smith  Barney  Inc.,   388
                         Greenwich  Street -  34th  Floor,  New
                         York,   New  York   10013,  Attention:
                         Legal  Compliance - Adrienne Garofalo,
                         Telephone  (212)  816-7594,   Telecopy
                         (212)  816-7912;  to  A.G.  Edwards  &
                         Sons,  Inc. at the following  address:
                         A.G.  Edwards & Sons, Inc., One  North
                         Jefferson Avenue, St. Louis,  Missouri
                         63103,  Attention:  Debt  Syndicate  -
                         John   Meiners,  Telephone:  (314) 289-
                         5800,  Telecopy:  (314) 289-5989;  and
                         to  PaineWebber  Incorporated  at  the
                         following     address:     PaineWebber
                         Incorporated,  1285  Avenue   of   the
                         Americas,  14th Floor, New  York,  New
                         York          10019,        Attention:
                         MTN Trading, Peter Abremenko, Telephone
                         (212) 713-2982  Telecopy (212) 247-0371.

                         In   each   instance  that  a  Pricing
                         Supplement  is  prepared,  the  Agents
                         will affix such Pricing Supplement  to
                         the   Prospectus  prior  to  its  use.
                         Outdated Pricing Supplements, and  the
                         Prospectuses   to   which   they   are
                         attached  (other than  those  retained
                         for files), will be destroyed.

Settlement:              The  receipt of immediately  available
                         funds by the Company in payment for  a
                         Note   and   the  authentication   and
                         delivery  of  such  Note  shall,  with
                         respect   to   such  Note,  constitute
                         "settlement."  Offers accepted by  the
                         Company  will be settled on  the  date
                         that is three Business Days after  the
                         date  of the acceptance of the  offer,
                         or   at   such  later  time   as   the
                         purchaser,   the   Trustee   and   the
                         Company shall agree, pursuant  to  the
                         timetable for settlement set forth  in
                         Parts  II  and  III hereof  under  the
                         caption  "Settlement Procedures"  with
                         respect   to  Book-Entry   Notes   and
                         Certificated Notes, respectively.   If
                         procedures  A and B of the  applicable
                         Settlement Procedures with respect  to
                         a  particular offer are not  completed
                         on  or before the time set forth under
                         the  applicable "Settlement Procedures
                         Timetable,"  such offer shall  not  be
                         settled   until   the   Business   Day
                         following     the    completion     of
                         settlement procedures A and B or  such
                         later  date as the purchaser  and  the
                         Company shall agree.

                         In  the  event of a purchase of  Notes
                         by    any    Agent    as    principal,
                         appropriate  settlement  details  will
                         be  as  agreed between the  Agent  and
                         the    Company   pursuant    to    the
                         applicable Terms Agreement.

Suspension               of The  Company may instruct  the  Agents
Solicitation;            to  suspend solicitation of  purchases
Amendment                or at  any  time.  Upon receipt  of  such
Supplement:              instructions    the    Agents     will
                         forthwith   suspend  solicitation   of
                         offers  to  purchase from the  Company
                         until  such  time as the  Company  has
                         advised  them  that  solicitation   of
                         offers  to  purchase may  be  resumed.
                         If  the  Company decides to amend  the
                         Registration   Statement    (including
                         incorporating   any    documents    by
                         reference  therein) or supplement  any
                         of  such  documents, it will  promptly
                         furnish  the Agents and their  counsel
                         with    copies   of   the    amendment
                         (including  any document  proposed  to
                         be  incorporated by reference therein)
                         or   supplement.   One  copy  of  such
                         filed  document, along with a copy  of
                         the   cover   letter   sent   to   the
                         Commission,   will  be  delivered   or
                         mailed  to the Agents at the following
                         respective  addresses:   Smith  Barney
                         Inc.,  390  Greenwich  Street  -   4th
                         Floor,   New  York,  New  York  10013,
                         Attention:   MTN  Product  Management/
                         Origination  -  Mark R.  Meyer;   A.G.
                         Edwards   &  Sons,  Inc.,  One   North
                         Jefferson Avenue, St. Louis,  Missouri
                         63103,  Attention:  Debt  Syndicate  -
                         John   Meiners;  and  to   PaineWebber
                         Incorporated,  1285  Avenue   of   the
                         Americas,  14th Floor, New  York,  New
                         York          10019,        Attention:
                         MTN Trading - Peter Abramenko.

                         In  the  event  that at the  time  the
                         solicitation  of  offers  to  purchase
                         from  the  Company is suspended  there
                         shall  be any orders outstanding which
                         have  not  been settled,  the  Company
                         will  promptly advise the  Agents  and
                         the  Trustee whether such  orders  may
                         be  settled and whether copies of  the
                         Prospectus   as  theretofore   amended
                         and/or  supplemented as in  effect  at
                         the  time  of  the suspension  may  be
                         delivered  in  connection   with   the
                         settlement   of  such   orders.    The
                         Company    will    have    the    sole
                         responsibility for such  decision  and
                         for  any  arrangements  which  may  be
                         made  in  the  event that the  Company
                         determines  that such orders  may  not
                         be  settled  or  that copies  of  such
                         Prospectus may not be so delivered.

Delivery of Supplemented A    copy    of   the   most    recent
Prospectus:              Supplemented      Prospectus      must
                         accompany  or precede the  earlier  of
                         (a)  the  written  confirmation  of  a
                         sale  sent to a customer or the  agent
                         of   such   Customer,  and   (b)   the
                         delivery  of  Notes to a  customer  or
                         the agent of such customer.

Authenticity of          The  Agents  will have no  obligations
  Signatures:            or  liability  to the Company  or  the
                         Trustee    in    respect    of     the
                         authenticity of the signature  of  any
                         officer,  employee  or  agent  of  the
                         Company or the Trustee on any Note.

Documents Incorporated   The  Company shall supply  the  Agents
by Reference:            with   an  adequate  supply   of   all
                         documents  incorporated  by  reference
                         in the Registration Statement.

Business Day:            "Business  Day" means any  day,  other
                         than  a  Saturday or Sunday, on  which
                         banks  in  the City of New  York,  are
                         not  required or authorized by law  to
                         close.


PART II:  PROCEDURES FOR NOTES ISSUED IN BOOK-ENTRY FORM

      In connection with the qualification of Notes issued in book-entry form for eligibility in the book-entry system maintained by DTC, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representation from the Company and the Trustee to DTC, dated ______ __, 1995, and a Medium Term Note Certificate Agreement, dated ______ __, ____, between the Trustee and DTC (the "Certificate Agreement"), and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement System ("SDFS").

Issuance:                All  Notes  issued in book-entry  form
                         having  the same original issue  date,
                         interest  rate,  and  stated  maturity
                         will  be  represented initially  by  a
                         single   global  security   in   fully
                         registered   form   without    coupons
                         (each, a "Book-Entry Note").

                         Each  Book-Entry Note  will  be  dated
                         and  issued  as  of the  date  of  its
                         authentication by the  Trustee.   Each
                         Book-Entry Note will bear an  interest
                         accrual  date, which will be (a)  with
                         respect   to  an  original  Book-Entry
                         Note  (or  any  portion thereof),  its
                         original  issue  date  and  (b)   with
                         respect  to  any Book-Entry  Note  (or
                         portion  thereof) issued  subsequently
                         upon exchange of a Book-Entry Note  or
                         in   lieu  of  a  destroyed,  lost  or
                         stolen Book-Entry   Note,  the  most
			 recent interest   payment   date   to
			 which interest   has  been  paid   or
			 duly provided for on the   predecessor
                         Book-Entry  Note or Notes  (or  if  no
                         such  payment  or provision  has  been
                         made,  the original issue date of  the
                         predecessor   Book-Entry    Note    or
                         Notes),  regardless  of  the  date  of
                         authentication  of  such  subsequently
                         issued  Book-Entry  Note.   No   Book-
                         Entry  Note shall represent  any  Note
                         issued in certificated form.

Identification:          The  Company  has  arranged  with  the
                         CUSIP  Service  Bureau of  Standard  &
                         Poor's    Corporation   (the    "CUSIP
                         Service  Bureau") for the  reservation
                         of  approximately  900  CUSIP  numbers
                         which  have  been  reserved  for   and
                         relating to Book-Entry Notes  and  the
                         Company  has delivered to the  Trustee
                         and  DTC a written list of such  CUSIP
                         numbers.   The  Trustee  will   assign
                         CUSIP  numbers to Book-Entry Notes  as
                         described   below   under   Settlement
                         Procedure  B.   DTC  will  notify  the
                         CUSIP  Service Bureau periodically  of
                         the  CUSIP  numbers that  the  Trustee
                         has assigned to Book-Entry Notes.

                         The  Trustee  will notify the  Company
                         at  any time when fewer than 50 of the
                         reserved    CUSIP    numbers    remain
                         unassigned  to Book-Entry Notes,  and,
                         if  it  deems  necessary, the  Company
                         will  reserve additional CUSIP numbers
                         for  assignment  to Book-Entry  Notes.
                         Upon  obtaining such additional  CUSIP
                         numbers,  the Company will  deliver  a
                         list  of  such additional  numbers  to
                         the Trustee and DTC.

Registration:            Each    Book-Entry   Note   will    be
                         registered in the name of Cede &  Co.,
                         as  nominee  for DTC, on the  register
                         maintained  by the Trustee  under  the
                         Mortgage.  The beneficial owner  of  a
                         Note  issued in book-entry form (i.e.,
                         an  owner of a beneficial interest  in
                         a  Book-Entry Note) (or  one  or  more
                         indirect    participants    in     DTC
                         designated   by   such   owner)   will
                         designate one or more participants  in
                         DTC  (with respect to such Note issued
                         in      book-entry      form,      the
                         "Participants") to act  as  agent  for
                         such  beneficial owner  in  connection
                         with  the book-entry system maintained
                         by   DTC,  and  DTC  will  record   in
                         book-entry  form, in  accordance  with
                         instructions    provided    by    such
                         Participants,  a credit  balance  with
                         respect   to  such  Note   issued   in
                         book-entry  form  in  the  account  of
                         such   Participants.   The   ownership
                         interest  of such beneficial owner  in
                         such  Note  issued in book-entry  form
                         will  be  recorded through the records
                         of  such  Participants or through  the
                         separate  records of such Participants
                         and  one or more indirect participants
                         in DTC.

Transfers:               Transfers  of a Book-Entry  Note  will
                         be  accomplished by book entries  made
                         by  DTC  and, in turn, by Participants
                         (and  in  certain cases, one  or  more
                         indirect  participants in DTC)  acting
                         on  behalf  of beneficial  transferors
                         and  transferees  of  such  Book-Entry
                         Note.

Exchanges:               The  Trustee may deliver  to  DTC  and
                         the  CUSIP Service Bureau at any  time
                         a  written notice specifying  (a)  the
                         CUSIP  numbers  of two or  more  Book-
                         Entry  Notes outstanding on such  date
                         that    represent   Book-Entry   Notes
                         having  the  same  terms  (other  than
                         original  issue dates) and  for  which
                         interest  has been paid  to  the  same
                         date;  (b) a date, occurring at  least
                         30  days after such written notice  is
                         delivered and at least 30 days  before
                         the  next  interest payment  date  for
                         the    related   Notes    issued    in
                         book-entry   form,   on   which   such
                         Book-Entry  Notes shall  be  exchanged
                         for  a  single replacement  Book-Entry
                         Note;  and  (c)  a new  CUSIP  number,
                         obtained  from  the  Company,  to   be
                         assigned     to    such    replacement
                         Book-Entry  Note.   Upon  receipt   of
                         such  a  notice, DTC will send to  its
                         participants  (including the  Trustee)
                         a  written  reorganization  notice  to
                         the  effect  that such  exchange  will
                         occur  on  such date.   Prior  to  the
                         specified  exchange date, the  Trustee
                         will  deliver  to  the  CUSIP  Service
                         Bureau  written notice  setting  forth
                         such  exchange date and the new  CUSIP
                         number  and stating that, as  of  such
                         exchange  date, the CUSIP  numbers  of
                         the  Book-Entry Notes to be  exchanged
                         will  no  longer  be  valid.   On  the
                         specified  exchange date, the  Trustee
                         will  exchange  such Book-Entry  Notes
                         for  a  single Book-Entry Note bearing
                         the  new  CUSIP numbers and the  CUSIP
                         number  of  the  exchanged  Book-Entry
                         Notes  will, in accordance with  CUSIP
                         Service    Bureau    procedures,    be
                         canceled     and    not    immediately
                         reassigned.

Denominations:           Notes  issued in book-entry form  will
                         be  issued in denominations of  $1,000
                         and  any larger denomination which  is
                         an integral multiple of $1,000.

Interest:                General.    Interest  on   each   Note
                         issued  in book-entry form will accrue
                         from  the original issue date  of  the
                         Book-Entry   Note  representing   such
                         Note.  Each payment of interest  on  a
                         Note  issued in book-entry  form  will
                         include  interest accrued through  the
                         day  preceding, as the  case  may  be,
                         the    Interest   Payment   Date    or
                         Maturity.     Interest   payable    at
                         Maturity   of   a   Note   issued   in
                         book-entry  form will  be  payable  to
                         the  Person  to whom the principal  of
                         such   Note  is  payable.   DTC   will
                         arrange   for  each  pending   deposit
                         message   described  under  Settlement
                         Procedure  C  below to be  transmitted
                         to  Standard & Poor's, which will  use
                         the  information  in  the  message  to
                         include  certain terms of the  related
                         Book-Entry  Note  in  the  appropriate
                         daily   bond   report   published   by
                         Standard & Poor's.

                         Interest   Payment  Dates.    Interest
                         payments   will  be   made   on   each
                         interest payment date commencing  with
                         the   first   interest  payment   date
                         following the original issue  date  to
                         the   holders   on  the  Record   Date
                         preceding such interest payment date.

                         Interest  payments on Notes issued  in
                         book-entry   form   will    be    made
                         semiannually  on  the dates  specified
                         in   the  Pricing  Supplement  and  at
                         maturity  unless such  day  is  not  a
                         Business  Day,  in  which  case   such
                         payment  will  be  made  on  the  next
                         Business Day.

Payments of Principal    Payment  of  Interest Only.   Promptly
  and Interest:          fifteen days prior to each interest
                         payment date, the Trustee  will deliver
                         to  the  Company and  DTC  a  written
			 notice specifying by   CUSIP   number
			 the   amount   of interest  to  be paid
			 on  each  Book-Entry  Note on the following
			 interest payment  date (other than an
			 interest payment date coinciding  with
                         maturity)  and  the  total   of   such
                         amounts.  DTC will confirm the  amount
                         payable  on  each Book-Entry  Note  on
                         such   interest   payment   date    by
                         reference  to  the daily bond  reports
                         published   by   Standard   &   Poor's
                         Corporation.     On   such    interest
                         payment date, the Company will pay  to
                         the  Trustee, and the Trustee in  turn
                         will pay to DTC, such total amount  of
                         interest    due   (other    than    at
                         maturity),  at the times  and  in  the
                         manner  set forth below under  "Manner
                         of Payment."


                         Payments  at  Maturity.  On  or  about
                         the  first Business Day of each  month
                         in  which principal and/or interest is
                         to  be  paid, the Trustee will deliver
                         to  the Company and DTC a written list
                         of  principal, interest  and  premium,
                         if  any, to be paid on each Book-Entry
                         Note maturing either  at  stated maturity
			 or  on  a redemption   date  in  the
			 following month.   The Trustee, the
			 Company  and DTC will confirm the amounts
			 of such principal and interest payments
			 with respect to a Book-Entry Note on or
                         about    the   fifth   Business    Day
                         preceding   the   maturity   of   such
                         Book-Entry  Note.  At  such  maturity,
                         the  Company will pay to the  Trustee,
                         and  the Trustee in turn will  pay  to
                         DTC,  the  principal  amount  of  such
                         Note,   together  with  interest   and
                         premium,   if   any,   due   at   such
                         maturity,  at  the times  and  in  the
                         manner  set forth below under  "Manner
                         of  Payment."   If any maturity  of  a
                         Book-Entry  Note  is  not  a  Business
                         Day,  the  payment  due  on  such  day
                         shall  be  made on the next succeeding
                         Business  Day  and no  interest  shall
                         accrue  on such payment for the period
                         from    and   after   such   maturity.
                         Promptly after payment to DTC  of  the
                         principal,  interest and  premium,  if
                         any, due at the maturity of such Book-
                         Entry  Note,  the Trustee will  cancel
                         such  Book-Entry Note and  deliver  it
                         to  the  Company  with an  appropriate
                         debit  advice.  On the first  Business
                         Day  of  each month, the Trustee  will
                         deliver   to  the  Company  a  written
                         statement    indicating   the    total
                         principal    amount   of   outstanding
                         Book-Entry    Notes    as    of    the
                         immediately preceding Business Day.


                         Manner  of Payment.  The total  amount
                         of  any  principal, premium,  if  any,
                         and  interest due on Book-Entry  Notes
                         on  any  interest payment date  or  at
                         maturity shall be transferred  by  the
                         Company  to the Trustee to an  account
                         designated  by  the Trustee  in  funds
                         available  for use by the  Trustee  as
                         of  9:30 a.m., New York City time,  on
                         such  date.  The Company will  confirm
                         such  instructions in writing  to  the
                         Trustee.   Prior  to 10:00  a.m.,  New
                         York  City  time, on such date  or  as
                         soon   as  possible  thereafter,   the
                         Trustee will pay (but only from  funds
                         withdrawn   from  such   account)   by
                         separate wire transfer (using  Fedwire
                         message entry instructions in  a  form
                         previously  specified by  DTC)  to  an
                         account  at  the Federal Reserve  Bank
                         of  New  York previously specified  by
                         DTC,  in funds available for immediate
                         use  by DTC, each payment of interest,
                         principal and premium, if any, due  on
                         a   Book-Entry  Note  on  such   date.
                         Thereafter  on  such  date,  DTC  will
                         pay,   in  accordance  with  its  SDFS
                         operating  procedures then in  effect,
                         such  amounts  in funds available  for
                         immediate   use   to  the   respective
                         Participants  in  whose   names   such
                         Notes  are  recorded in the book-entry
                         system  maintained  by  DTC.   Neither
                         the  Company  nor  the  Trustee  shall
                         have  any  responsibility or liability
                         for   the  payment  by  DTC   of   the
                         principal  of,  or  interest  on,  the
                         Book-Entry Note to such Participants.

                         Withholding Taxes.  The amount of  any
                         taxes  required  under applicable  law
                         to   be  withheld  from  any  interest
                         payment  on  a Note will be determined
                         and   withheld   by  the  Participant,
                         indirect  participant in DTC or  other
                         Person   responsible  for   forwarding
                         payments  and  materials  directly  to
                         the beneficial owner of such Note.

Settlement Procedures:   Settlement Procedures with  regard  to
                         each  Note in book-entry form sold  by
                         each  Agent  as agent of the  Company,
                         will be as follows:

                         A.   The  Presenting Agent will  advise
                              the    Company    by    telephone
                              (confirmed by facsimile)  of  the
                              following settlement information:

                              1.  Taxpayer    identification
                                  number of the purchaser.

                              2.  Principal  amount  of   the
                                  Note.

                              3.  Terms:

                                  a)   interest rate
                                  b)   interest payment dates

                              4.  Price to public of the Note.

                              5.  Trade date.

                              6.  Settlement  date  (original
                                  issue date).

                              7.  Maturity.

                              8.  Net proceeds to the Company.

                              9.  Agent's commission

                         B.   The   Company   will  advise   the
                              Trustee       by       electronic
                              transmission   of    the    above
                              settlement  information  received
                              from  the  Presenting Agent  with
                              respect  to  the Book-Entry  Note
                              representing  such Note  and  the
                              name   of  the  Agent,  and   the
                              Trustee   will  assign  a   CUSIP
                              number to such Note.

                         C.   The  Trustee  will communicate  to
                              DTC   through  DTC's  Participant
                              Terminal   System,   a    pending
                              deposit  message  specifying  the
                              following settlement information,
                              which  will  route such  relevant
                              information  to  the   Presenting
                              Agent,    Standard    &    Poor's
                              Corporation and Interactive  Data
                              Corporation:

                              1.  The  information   set
                                  forth      in     Settlement
                                  Procedure A.

                              2.  Identification  numbers
                                  of  the participant accounts
                                  maintained by DTC on  behalf
                                  of   the  Trustee  and   the
                                  Agent.

                              3.  Initial     interest
                                  payment date for such  Note,
                                  number of days by which such
                                  date  succeeds  the  related
                                  record    dated   for    DTC
                                  purposes   and,   if    then
                                  calculable,  the  amount  of
                                  interest  payable  on   such
                                  interest payment date (which
                                  amount   shall   have   been
                                  confirmed by the Trustee).

                              4.  CUSIP  number  of  the
                                  Book-Entry Note representing
                                  such Note.

                              5.  Whether such Book-Entry
                                  Note  represents  any  other
                                  Notes issued or to be issued
                                  in book-entry form.

                         D.   The  Board  of  Directors  of  the
                              Company    or    its    Executive
                              Committee  or a designee  thereof
                              shall approve the final terms  of
                              the Notes.

                         E.   The   Trustee   will  complete   a
                              Book-Entry Note representing such
                              Note  in  a  form that  has  been
                              approved  by  the  Company,   the
                              Agents and the Trustee.

                         F.   The  Trustee will authenticate the
                              Book-Entry Note representing such
                              Note.

                         G.   DTC  will credit such Note to  the
                              participant   account   of    the
                              Trustee maintained by DTC.

                         H.   The  Trustee  will enter  an  SDFS
                              deliver   order   through   DTC's
                              Participating   Terminal   System
                              instructing DTC (i) to debit such
                              Note to the Trustee's participant
                              account  and credit such Note  to
                              the  participant account  of  the
                              Presenting  Agent  maintained  by
                              DTC   and   (ii)  to  debit   the
                              settlement   account    of    the
                              Presenting  Agent and credit  the
                              settlement account of the Trustee
                              maintained by DTC, in  an  amount
                              equal  to the price of such  Note
                              less   such  Agent's  commission.
                              Any entry of such a deliver order
                              shall  be deemed to constitute  a
                              representation  and  warranty  by
                              the  Trustee to DTC that (i)  the
                              Book-Entry Note representing such
                              Note   has   been   issued    and
                              authenticated   and   (ii)    the
                              Trustee    is    holding     such
                              Book-Entry Note pursuant  to  the
                              Medium   Term   Note  Certificate
                              Agreement between the Trustee and
                              DTC.

                         I.   The  Presenting Agent  will  enter
                              an  SDFS  deliver  order  through
                              DTC's Participant Terminal System
                              instructing DTC (i) to debit such
                              Note  to  the Presenting  Agent's
                              participant  account  and  credit
                              such   Note  to  the  participant
                              account   of   the   Participants
                              maintained  by DTC  and  (ii)  to
                              debit the settlement accounts  of
                              such Participants and credit  the
                              settlement   account    of    the
                              Presenting  Agent  maintained  by
                              DTC,  in an amount equal  to  the
                              initial public offering price  of
                              such Note.

                         J.   Transfers  of funds in  accordance
                              with    SDFS    deliver    orders
                              described      in      Settlement
                              Procedures  H  and  I   will   be
                              settled  in accordance with  SDFS
                              operating procedures in effect on
                              the Settlement Date.

                         K.   Upon  receipt of such  funds,  the
                              Trustee will credit to an account
                              of  the Company identified to the
                              Trustee   funds   available   for
                              immediate   use  in  the   amount
                              transferred  to  the  Trustee  in
                              accordance     with    Settlement
                              Procedure H.

                         L.   The  Trustee will send a  copy  of
                              each   Book-Entry  Note  to   the
                              Company together with a statement
                              setting   forth   the   principal
                              amount  of  Notes outstanding  in
                              accordance with the Mortgage.

                         M.   The   Agent   will   confirm   the
                              purchase  of  such  Note  to  the
                              purchaser  either by transmitting
                              to  the  Participant with respect
                              to such Note a confirmation order
                              through     DTC's     Participant
                              Terminal  System or by mailing  a
                              written   confirmation  to   such
                              purchaser.

Settlement Procedures    For  order  of Notes accepted  by  the
  Timetable:             Company,  Settlement  Procedures   "A"
                         through  "M" set forth above shall  be
                         completed as soon as possible but  not
                         later  than the respective times  (New
                         York City time) set forth below:

                         Settlement
                          Procedure    Time

                         A-B   11:00 a.m. on the trade date
                         C      2:00 p.m. on the trade date
                         D     No  later  than  the Business  Day
                               before day of settlement
                         E     3:00  p.m.  on the  Business  Day
                               before day of settlement
                         F     No  later than 2:00 p.m.  on  the
                               day prior to day of settlement
	                 G     10:00 a.m. on day of settlement
                         H-I   No  later than 2:00 p.m.  on  the
                               day prior to day of settlement
                         J     4:45 p.m. on  day of settlement
                         K-M   5:00 p.m. on  day of settlement

                         Settlement Procedures A, B and C  may,
                         if  necessary,  be  completed  at  any
                         time  prior to the specified times  on
                         the  first Business Day after the sale
                         date.   Settlement  Procedure   J   is
                         subject  to  extension  in  accordance
                         with  any extension of Fedwire closing
                         deadlines  and  in  the  other  events
                         specified   in   the  SDFS   operating
                         procedures    in   effect    on    the
                         day of settlement.

                         If  settlement  of a  Note  issued  in
                         book  entry  form  is  rescheduled  or
                         canceled, the Trustee will deliver  to
                         DTC,    through   DTC's    Participant
                         Terminal    System,   a   cancellation
                         message  to  such effect by  no  later
                         than  2:00  p.m., New York City  time,
                         on   the   Business  Day   immediately
                         preceding   the  scheduled  day of
			 settlement.

Failure to Settle:       If  the Trustee fails to enter an SDFS
                         deliver  order  with  respect   to   a
                         Book-Entry  Note issued in  book-entry
                         form  pursuant to Settlement Procedure
                         H;  the  Trustee may deliver  to  DTC,
                         through   DTC's  Participant  Terminal
                         System,  as  soon  as  practicable   a
                         withdrawal message instructing DTC  to
                         debit such Note to the participant
                         account  of the Trustee maintained  at
                         DTC.   DTC will process the withdrawal
                         message,     provided    that     such
                         participant   account    contains    a
                         principal  amount  of  the  Book-Entry
                         Note  representing such Note  that  is
                         at   least   equal  to  the  principal
                         amount  to  be debited.  If withdrawal
                         messages  are  processed with  respect
                         to  all  the  Notes represented  by  a
                         Book-Entry  Note,  the  Trustee   will
                         mark  such Book-Entry Note "canceled",
                         make   appropriate  entries   in   its
                         records and send such
                         canceled  Book-Entry  Note   to   the
                         Company.   The  CUSIP number  assigned
                         to  such  Book-Entry  Note  shall,  in
                         accordance  with CUSIP Service  Bureau
                         procedures,  be  canceled   and   not
                         immediately      reassigned.        If
                         withdrawal   messages  are   processed
                         with  respect  to  a  portion  of  the
                         Notes   represented  by  a  Book-Entry
                         Note,  the Trustee will exchange  such
                         Book-Entry  Note  for  two  Book-Entry
                         Notes,  one  of which shall  represent
                         the   Book-Entry   Notes   for   which
                         withdrawal messages are processed  and
                         shall  be canceled immediately  after
                         issuance,  and  the  other  of   which
                         shall   represent  the   other   Notes
                         previously    represented    by    the
                         surrendered Book-Entry Note and  shall
                         bear   the   CUSIP   number   of   the
                         surrendered Book-Entry Note.

                         If   the   purchase  price   for   any
                         Book-Entry Note is not timely paid  to
                         the  Participants with respect to such
                         Note   by   the  beneficial  purchaser
                         thereof  (or  a person,  including  an
                         indirect  participant in  DTC,  acting
                         on  behalf  of  such purchaser),  such
                         Participants   and,   in   turn,   the
                         related  Agent may enter SDFS  deliver
                         orders   through   DTC's   Participant
                         Terminal  System reversing the  orders
                         entered    pursuant   to    Settlement
                         Procedures   H  and  I,  respectively.
                         Thereafter,  the Trustee will  deliver
                         the  withdrawal message and  take  the
                         related  actions  described   in   the
                         preceding paragraph.  If such  failure
                         shall  have  occurred for  any  reason
                         other  than  default by the applicable
                         Agent   to   perform  its  obligations
                         hereunder  or  under the  Distribution
                         Agreement, the Company will  reimburse
                         such  Agent on an equitable basis  for
                         its  loss  of the use of funds  during
                         the   period   when  the  funds   were
                         credited   to  the  account   of   the
                         Company.

                         Notwithstanding  the  foregoing,  upon
                         any failure to settle with respect  to
                         a  Book-Entry Note, DTC may  take  any
                         actions  in accordance with  its  SDFS
                         operating  procedures then in  effect.
                         In  the  event of a failure to  settle
                         with  respect to a Note  that  was  to
                         have  been represented by a Book-Entry
                         Note  also  representing other  Notes,
                         the    Trustee   will   provide,    in
                         accordance  with Settlement Procedures
                         E  and  F, for the authentication  and
                         issuance   of   a   Book-Entry    Note
                         representing such remaining Notes  and
                         will  make appropriate entries in  its
                         records.


PART III:  PROCEDURES FOR NOTES ISSUED IN CERTIFICATED FORM


Denominations:           The   Notes   will   be   issued    in
                         denominations of $1,000  and  integral
                         multiples   of   $1,000   in    excess
                         thereof.

Interest:                Each   Note  will  bear  interest   in
                         accordance  with its terms.   Interest
                         will  begin to accrue on the  original
                         issue  date  of a Note for  the  first
                         interest   period  and  on  the   most
                         recent interest payment date to  which
                         interest   has  been  paid   for   all
                         subsequent  interest  periods.    Each
                         payment   of  interest  shall  include
                         interest  accrued to,  but  excluding,
                         the date of such payment.

                         Interest   payments   will   be   made
                         semiannually  on  the dates  specified
                         in   the  Pricing  Supplement  and  at
                         maturity.  However, the first  payment
                         of   interest   on  any  Note   issued
                         between  a record date and an interest
                         payment  date  will  be  made  on  the
                         interest  payment date  following  the
                         next  succeeding  record  date.    The
                         record   date  for  any   payment   of
                         interest  shall be the  first  day  of
                         the   month  in  which  the   interest
                         payment  date  occurs.   Pursuant to the
			 Mortgage, the Company will execute a
			 supplemental indenture that will provide
			 for, among other things, such record
			 dates.  Interest   at maturity  will  be
			 payable   to   the  person   to  whom  the
			 principal   is  payable.

                         Nothing  herein should  be  deemed  to
                         require the Trustee to risk or  expend
                         its  own funds in connection with  any
                         payment   to  the  Company,   or   the
                         Agents, or DTC, or any Noteholder,  it
                         being  understood by all parties  that
                         payments made by the Trustee shall  be
                         made  solely to the extent that  funds
                         are  provided to the Trustee for  such
                         purpose.

Payments of Principal    Principal  of  and  interest  on   the
  and Interest:          Notes,  will  be  payable  in  Canton,
                         Massachusetts  or at the option of the
			 Registered Owner (as defined herein),
			 at such other office or agency of the
			 Trustee,  at  the  office  or
                         agency  of  the Company in  New  York,
                         New  York or otherwise pursuant to the
			 Mortgage and interest is payable,  at
                         the  option of the Company,  by  check
                         mailed  to  the registered  owners  of
                         the  Notes.  Any payment of  principal
                         or  interest required to be made on an
                         interest  payment date or at  maturity
                         of  a Note which is not a Business Day
                         need not  be  made on  such day,  but
			 may be made  on  the next  succeeding
			 Business Day with  the same  force and
			 effect as if  made  on  the   interest
			 payment date or at maturity, as thecase
			 may be,  and  no interest  shall accrue
			 for the  period from  and after such
			 interest  payment date or maturity.

                         The   Trustee  will  provide  to   the
                         Company  in  each  month  prior  to  a
                         month  in  which  any  Note  or  Notes
                         mature,  a  list of the principal  and
                         interest  to be paid on Notes maturing
                         in  the  next succeeding  month.   The
                         Trustee   will   be  responsible   for
                         withholding taxes on interest paid  as
                         required by applicable law, but  shall
                         be     relieved    from    any    such
                         responsibility  if  it  acts  in  good
                         faith  and in reliance upon an opinion
                         of counsel.

                         Notes  presented  to  the  Trustee  at
                         maturity   for   payment    will    be
                         cancelled and held by the Trustee.

Settlement Procedures:   Settlement Procedures with  regard  to
                         each   Note   purchased  through   any
                         Agent, as agent, shall be as follows:

                          A.  The  Presenting Agent will  advise
                              the  Company by telephone of  the
                              following  settlement information
                              with regard to each Note:

                              1.   Exact name in which the
                                   Note  is  to  be  registered
                                   (the "Registered Owner").

                              2.   Exact   address    or
                                   addresses  of the Registered
                                   Owner  for delivery, notices
                                   and  payments  of  principal
                                   and interest.

                              3.   Taxpayer identification
                                   number   of  the  Registered
                                   Owner.

                              4.   Principal amount of the
                                   Note.

                              5.   Denomination  of   the
                                   Note.

                              6.   Terms:

                                   a)   interest rate
                                   b)   interest payment dates

                              7.   Price to public of  the
                                        Note.

                              8.   Settlement     date
                                   (Original Issue Date).

                              9.   Maturity.

                             10.   Net  proceeds  to  the
                                   Company.

                             11.   Agent's commission.

                          B.  The  Company shall provide to  the
                              Trustee   the  above   Settlement
                              information  received  from   the
                              Agents   and  shall   cause   the
                              Trustee  to  issue,  authenticate
                              and  deliver Notes.  The  Company
                              also shall provide to the Trustee
                              and/or  Agents  a  copy  of   the
                              applicable Pricing Supplement.

                          C.  The  Board  of  Directors  of  the
                              Company    or    its    Executive
                              Committee or the designee thereof
                              shall approve the final terms  of
                              the Notes.

                          D.  With  respect to each  trade,  the
                              Trustee will deliver the Notes to
                              the   Presenting  Agent  at   the
                              following   applicable   address:
                              Smith  Barney Inc., 390 Greenwich
                              Street - 3rd Floor, New York, New
                              York  10013, Attention: Syndicate
                              Operations  - James  Steiner;  in
                              the  case of A.G. Edwards & Sons,
                              Inc., 77 Water Street, 6th Floor,
                              New   York,   New   York   10004,
                              Attention:  Carlos Velez;  or  in
                              the     case    of    PaineWebber
                              Incorporated, 1285 Avenue of  the
                              Americas,  14th Floor, New  York,
                              New   York    10019,   Attention:
                              Syndicate Operations-Mark Waxman.
                              The Trustee will keep a copy of such
                              Note.  The Presenting Agent  will
                              acknowledge receipt of  the  Note
                              through  a  broker's receipt  and
                              will  keep  a copy of such  Note.
                              Delivery of the Note will be made
                              only  against such acknowledgment
                              of  receipt.   Upon determination
                              that    the    Note   has    been
                              authorized,     delivered     and
                              completed as aforementioned,  the
                              Presenting  Agent will  wire  the
                              net  proceeds of the  Note  after
                              deduction   of   its   applicable
                              commission    to   the    Company
                              pursuant    to   standard    wire
                              instructions   given    by    the
                              Company.

                          E.  The  Presenting Agent will deliver
                              the Note (with confirmations), as
                              well  as a copy of the Prospectus
                              and    any   applicable   Pricing
                              Supplement     or     Supplements
                              received from the Trustee to  the
                              purchaser   against  payment   in
                              immediately available funds.

                          F.  The  Trustee will send a  copy  of
                              such Note to the Company.

Settlement Procedures    For  offers  accepted by the  Company,
Timetable:               Settlement Procedures "A" through  "F"
                         set forth above shall be completed  on
                         or  before  the respective  times  set
                         forth below:

                         Settlement
                         Procedure    Time

                         A-B    3:00  P.M.  on the fifth  Business
                                Day prior to settlement
                         C      No  later than Business Day  prior
                                to settlement
                         D      2:15 P.M. on day of settlement
                         E      3:00 P.M. on day of settlement
                         F      5:00 P.M. on day of settlement

Failure to Settle:        In  the  event that a purchaser  of  a
                         Note  from  the Company  shall  either
                         fail  to  accept delivery of  or  make
                         payment  for a Note on the date  fixed
                         for  settlement, the Presenting  Agent
                         will forthwith notify the Trustee  and
                         the  Company  by telephone,  confirmed
                         in  writing,  and return the  Note  to
                         the   Trustee.    The  Trustee,   upon
                         receipt  of  the Note from the  Agent,
                         will  immediately advise  the  Company
                         and  the Company will promptly arrange
                         to   credit   the   account   of   the
                         Presenting  Agent  in  an  amount   of
                         immediately available funds  equal  to
                         the  amount  previously paid  by  such
                         Agent  in  settlement  for  the  Note.
                         Such  credits  will  be  made  on  the
                         settlement  date if possible,  and  in
                         any  event not later than the Business
                         Day  following  the  settlement  date;
                         provided   that   the   Company    has
                         received notice on the same  day.   If
                         such  failure shall have occurred  for
                         any  reason other than failure by such
                         Agent   to   perform  its  obligations
                         hereunder  or  under the  Distribution
                         Agreement, the Company will  reimburse
                         such  Agent on an equitable basis  for
                         its  loss  of the use of funds  during
                         the   period   when  the  funds   were
                         credited   to  the  account   of   the
                         Company.  Immediately upon receipt  of
                         the  Note  in  respect  of  which  the
                         failure  occurred,  the  Trustee  will
                         cancel  and  destroy  the  Note,  make
                         appropriate entries in its records  to
                         reflect  the  fact that the  Note  was
                         never  issued, and accordingly  notify
                         in writing the Company.


                    [END OF EXHIBIT 1 TO FORM S-3]